Exhibit 99.1

Gregory J. Larson Executive Vice President 240.744.5120

NEWS RELEASE

HOST HOTELS & RESORTS, INC. REVISES FOURTH QUARTER AND FULL YEAR 2008 REVPAR GUIDANCE

BETHESDA, MD; November 18, 2008 – Host Hotels & Resorts, Inc. (NYSE:HST) today announced that as a result of the worsening economy, which is significantly slowing travel and negatively impacting the Company’s operations, the Company is revising its fourth quarter and full year 2008 comparable hotel RevPAR guidance, and withdrawing its remaining 2008 guidance, that was included in its third quarter earnings press release on October 10, 2008. Although market conditions continue to be volatile, the Company now expects that comparable hotel RevPAR, which includes the operations for 115 of the Company’s 117 hotels, will decline 9% to 11% in the fourth quarter and will decline approximately 3% for the full year.

ABOUT HOST HOTELS & RESORTS

Host Hotels & Resorts, Inc. is an S&P 500 and Fortune 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper upscale hotels. The Company currently owns 117 properties with approximately 64,000 rooms, and also holds a minority interest in a joint venture that owns 11 hotels in Europe with approximately 3,500 rooms. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, The Luxury Collection®, Hyatt®, Fairmont®, Four Seasons®, Hilton® and Swissôtel®* in the operation of properties in over 50 major markets worldwide. For additional information, please visit the Company’s website at www.hosthotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of November 17, 2008, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

*	This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.